Exhibit 10.22

PROMISSORY NOTE SECURED BY DEED OF TRUST
(Mortgage Loan)

$27,927,045.00	San Francisco, California

March 16, 2007

FOR VALUE RECEIVED, the undersigned (“Borrower”) promises to pay to CITIBANK N.A., a national banking association (“Lender”), or order, during regular business hours at 210 West Lexington Drive, Sixth Floor, Glendale, CA 91203, Attention: Commercial Markets Group/Note Department, or at such other place as Lender may from time to time designate by written notice to Borrower, with sufficient information to identify the source and application of such payment, the sum of up to Twenty-Seven Million Nine Hundred Twenty-Seven Thousand Forty-Five and No/100 Dollars ($27,927,045.00) (the “Loan”) together with interest on the balance of outstanding principal from the disbursement dates thereof at the per annum rate set forth below. All calculations of interest hereunder shall be computed on the basis of the actual number of days elapsed over a 360-day year. The Loan is made pursuant to the terms and conditions of that certain Loan Agreement dated as of the date hereof, between Borrower and Lender (as it may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement). Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

1.         Interest and Payments.

(a)       Borrower promises to pay interest on the outstanding principal amount of the Loan from the date of any advance of funds until such principal amount is irrevocably paid in full in cash pursuant to and as required by the terms of the Loan Agreement.

(b)       Payments of interest, principal and any other fees and costs under the Loan shall be made, when due, in accordance with the terms and conditions of the Loan Agreement. Any payments of principal or interest or other amounts on or payments under this Note not paid automatically as provided in the Loan Agreement shall be paid to Lender only by wire transfer on the date when due, without any deduction whatsoever, including any deduction for any setoff or counterclaim, in U.S. Dollars in immediately available funds as required in the Loan Agreement.

2.         Maturity. Unless earlier due and payable or accelerated under the Loan Agreement, this Note shall mature, and the outstanding principal balance hereunder, together with all other outstanding amounts due hereunder and under the Loan Agreement, shall become due and payable in full on the Maturity Date.

3.         Default Rate. Notwithstanding any other provision of this Note the default rate set forth in the Loan Agreement shall apply to this Note as and when provided therein.

4.         Loan Agreement. This Note is referred to in, made pursuant to, and entitled to the benefits of, the Loan Agreement and the other Loan Documents. The Loan Agreement and the other Loan Documents among other things contain provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified, and contain provisions defining an Event of Default and the rights and remedies of Lender upon the occurrence of an Event of Default.

5.         Prepayments. This Note may be prepaid in whole or in part upon notice to Lender and shall be prepaid in whole, in each case as provided or required in the Loan Agreement and upon payment of all fees and other obligations set forth therein or otherwise secured by the Deed of Trust (the “Obligations”). No payment or prepayment of any amount shall entitle any Person to be subrogated to the rights of Lender hereunder or under the Loan Agreement unless and until the Obligations have been performed in full and paid irrevocably in full in cash and the Loan Agreement has been terminated.

6.         Payments Due on a Day other than a Business Day. If any payment to be made on or under this Note is stated to be due or becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

7.         Application of Payments. Each payment hereunder shall be applied when received first to the payment of any unpaid “Past Due Charge” (as defined below in the Loan Agreement) and then to the payment of accrued interest on the principal balance from time to time remaining unpaid and then to reduce principal, except that if any amounts due under the terms of Section 7 hereof or the Deed of Trust have not been repaid, then any monies received, at the option of Lender, may first be applied to repay such amounts and interest thereon and the balance, if any, be applied as herein specified. No such application by Lender shall constitute a cure or waiver of any default by Borrower under the “Deed of Trust” or under this Note. Borrower hereby waives any rights and benefits, if any, that may arise under or by virtue of California Civil Code Section 2822(a). Without limitation of the foregoing, in the event of any partial payment hereunder, Lender shall have the sole right and authority to determine which portion of the indebtedness evidenced hereby any partial payment may be applied against, if any; provided that, nothing in the foregoing shall impose upon Lender any duty or obligation to accept or apply any partial payment received by Lender hereunder or under the Deed of Trust except as expressly provided for herein or in the Deed of Trust.

8.         Default; Acceleration. This Note is secured by that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, made by Borrower, as trustor, for the benefit of Lender, as beneficiary, concurrently herewith (the “Deed of Trust”). Upon the occurrence of an Event of Default, then, or at any time thereafter, the whole of the unpaid principal hereof, together with accrued and outstanding interest and all other sums required to be paid under this Note or the Deed of Trust or the Loan Agreement shall, at the election of Lender and without notice of such election, become immediately due and payable. Lender’s election may be exercised at any time after any such Event of Default, and the acceptance of one or more payments hereon from any person thereafter shall not constitute a waiver of Lender’s election, or of its option to make such election.

9.         Costs. Borrower promises to pay to Lender, within five (5) Business Days after written notice from Lender, all costs, expenses, disbursements, property taxes, escrow fees, title charges, reasonable legal fees and expenses, actually incurred by Lender or its counsel in the negotiation, funding, administration, enforcement or attempted enforcement, by foreclosure or otherwise, of this Note or the Deed of Trust. Without limitation on the foregoing, Borrower agrees to pay all costs of collection, including reasonable attorneys’ fees and costs (whether or not for salaried attorneys regularly employed by Lender) and all costs of any action or proceeding (including any bankruptcy proceeding or any non-judicial foreclosure or private sale), in the event any payment is not paid when due, or in case it becomes necessary to enforce any other obligation of Borrower hereunder or to protect the security for the indebtedness evidenced hereby, or for the foreclosure by Lender of the Deed of Trust, or in the event Lender is made a party to any litigation because of the existence of the indebtedness evidenced by this Note, or because of the existence of the Deed of Trust. All such costs are secured by the Deed of Trust.

10.       Waivers. Borrower hereby waives diligence, presentment, protest and demand, and notice of protest, of demand, of nonpayment, of dishonor and of maturity and agrees that time is of the essence of every provision hereof. Any such renewal, extension or modification, or the release or substitution of any person or security for the indebtedness evidenced hereby, shall not affect the liability of any of such parties for the indebtedness evidenced by this Note or the obligations under the Deed of Trust. Any such renewals, extensions, modifications, releases or substitutions may be made without notice to any of such parties. Any such renewals, extensions, modifications, releases or substitutions may be made without notice to any of such parties.

11.       Remedies Cumulative. The rights and remedies of Lender as provided in this Note and in the Deed of Trust and in the Loan Agreement shall be cumulative and concurrent and may be pursued singly, successively or together against Borrower, the Property, or any other persons or entities who are, or may become liable for all or any part of this indebtedness, and any other funds, property or security held by Lender for the payment hereof, or otherwise, at the sole discretion of Lender. Failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies, or the right to exercise them at any later time. The right, if any, of Borrower, and all other persons or entities, who are, or may become, liable for this indebtedness, to plead any and all statutes of limitation as a defense is expressly waived by each and all of such parties to the full extent permissible by law.

12.       Deed of Trust Provisions Regarding Transfers; Successors. The Deed of Trust securing this Note contains provisions for the acceleration of the indebtedness evidenced hereby upon a “Transfer” (as therein defined). Subject to the limitations on Transfer specified in the Deed of Trust, the provisions hereof shall be binding on the heirs, legal representatives, successors and assigns of Borrower and shall inure to the benefit of Lender and the successors and assigns of Lender.

13.       Miscellaneous.

13.1     Manner of Payment; No Offsets. All payments due hereunder shall be made in lawful money of the United States of America. Such payments shall be made by check or, upon maturity and otherwise at the option of Lender, by transferring the payment in federal or immediately available funds by bank wire or interbank transfer for the account of Lender without presentment or surrender of this Note, provided; however, that any payment of principal or interest received after 1:00 p.m. Pacific time shall be deemed to have been received by Lender on the next Business Day and shall bear interest accordingly. All sums due hereunder shall be payable without offset, demand, abatement or counter-claim of any kind or nature whatsoever, all of which are hereby waived by Borrower.

13.2     Fee for Statement. For any statement regarding the obligations evidenced hereby requested to be furnished by Lender, Borrower shall pay the fee then charged by Lender therefor, not to exceed, however, the maximum fee, if any, allowed by law to be charged by Lender at the time such statement is requested.

13.3     No Amendment or Waiver Except in Writing. This Note may be amended or modified only by a writing duly executed by Borrower and Lender, which expressly refers to this Note and the intent of the parties so to amend this Note. No provision of this Note will be deemed waived by Lender, unless waived in a writing executed by Lender, which expressly refers to this Note, and no such waiver shall be implied from any act or conduct of Lender, or any omission by Lender to take action with respect to any provision of this Note or the Deed of Trust. No such express written waiver shall affect any other provision of this Note, or cover any default or time period or event, other than the matter as to which an express written waiver has been given. Without limitation, acceptance of any partial payment shall not constitute a waiver of any of Lender’s rights, including the right to insist on immediate payment of all amounts due and payable.

13.4     No Intent of Usury. None of the terms and provisions contained in this Note, or in the Deed of Trust, or in other documents or instruments related hereto, shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest permitted to be charged by applicable laws or regulation governing this Note (“Usury Laws”). Borrower shall never be required to pay interest on this Note in excess of the maximum interest that may be lawfully charged under such Usury Laws, as made applicable by the final judgment of a court of competent jurisdiction, and the provisions of this Section shall control over all other provisions hereof and of any other instrument executed in connection herewith or executed to secure the indebtedness evidenced hereby, which may be in apparent conflict with this Section. If Lender collects monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by such Usury Laws, all such sums deemed to constitute interest in excess of the maximum rate shall, at the option of Lender, either be credited to the payment of principal or returned to Borrower.

13.5     Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California (without regard to conflicts of laws), except where federal law is applicable (including any applicable federal usury ceiling or other federal law preempting state usury laws).

13.6     Certain Rules of Construction. The headings of each Section of this Note are for convenience only and do not define or limit any provision of this Note. The provisions of this Note shall be construed as a whole according to their common meaning, not strictly for or against any party, or any person or entity, who is or may become liable for the payment of this Note, and to achieve the objectives of the parties unconditionally to impose on Borrower the indebtedness evidenced by this Note. Whenever the words “including”, “includes” or “include” are used in this Note (including any Exhibit hereto), they shall be read non-exclusively as though the phrase, “without limitation,” immediately followed the same.

13.7     Severability. If any term of this Note, or the application thereof to any person or circumstances, shall be invalid or unenforceable, the remainder of this Note, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent permitted bylaw.

13.8     Notices. Any notice which a party is required or may desire to give the other shall be given (and be deemed given) pursuant to the terms of the Deed of Trust.

14.       Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE PROPERTY INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS NOTE, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS NOTE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN. NOTWITHSTANDING THE FOREGOING, ANY CONTROVERSY HEREUNDER SHALL BE GOVERNED BY THE TERMS AND CONDITIONS OF THAT CERTAIN ALTERNATIVE DISPUTE RESOLUTION AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG BORROWER AND LENDER.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Note was executed as of the date first written above.

“BORROWER”

OMNIVISION TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ James He
Name:	JAMES HE
Title:	COO